Exhibit 8
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000

                                  July 31, 2002

The Southern Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

Southern Company Capital Funding, Inc.
1403 Foulk Road, Suite 102
Wilmington, Delaware  19803

         Re:  Southern Company Capital Trust VI Trust Preferred Securities

Ladies and Gentlemen:

         We are acting as counsel to The Southern Company and Southern Company Capital Funding, Inc. in connection with the issuance by Southern Company Capital Trust VI (the "Trust") of 8,000,000 7.125% Trust Preferred Securities (the "Preferred Securities"). In that connection, reference is made to (i) the registration statement under the Securities Act of 1933, as amended (the "Act"), of The Southern Company, Southern Company Capital Funding, Inc., the Trust and Southern Company Capital Trust VII on Form S-3 (Registration Nos. 333-65178, 333-65178-01, 333-65178-02 and 333-65178-03) filed with the Securities and
Exchange Commission (the "Commission") on July 16, 2001, and declared effective by the Commission on August 7, 2001 (the "Registration Statement"), (ii) the prospectus of the Company and the Trust dated August 7, 2001 (the "Prospectus") included in the Registration Statement and (iii) the prospectus supplement dated July 24, 2002 (the "Final Supplemented Prospectus") relating to the Preferred Securities. Capitalized terms not otherwise defined herein shall have the meaning specified in the Prospectus and the Final Supplemented Prospectus.

         We have examined the Prospectus, the Final Supplemented Prospectus and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Preferred Securities will be issued in accordance with the operative documents described in the Prospectus and the Final Supplemented Prospectus.

         Based on the foregoing, we are of the opinion that the statements of law and legal conclusions contained in the Final Supplemented Prospectus set forth under the caption "Certain Federal Income Tax Consequences" are correct in all material respects.



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July 31, 2002
Page 2

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,


                                        /s/TROUTMAN SANDERS LLP
                                         TROUTMAN SANDERS LLP